Exhibit 10(b)

SECOND AMENDMENT TO THE
PARTICIPATION AGREEMENT UNDER THE
HAGGAR CORP. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

This Second Amendment (“Second Amendment”) to the Participation Agreement under the Supplemental Executive Retirement Plan by and between Haggar Clothing Co., a Nevada corporation, and Frank D. Bracken (the “Participant”) dated as of October 1, 1999 (the “Participation Agreement”) is made and entered into by and between Haggar Clothing Co. and the Participant effective as of January 1, 2005.  Any capitalized term used herein, and not otherwise defined herein, shall have the meaning set forth in the Participation Agreement or the Haggar Corp. Supplemental Executive Retirement Plan (the “Plan”).

RECITALS

A.                                   Haggar Clothing Co. and the Participant previously entered into the Participation Agreement;

B.                                     Haggar Clothing Co. and the Participant previously amended the Participation Agreement, effective February 14, 2003 (the “First Amendment”);

C.                                     The portion of the Participant’s benefit under the Plan vesting on and after January 1, 2005 (the “Unvested Benefit”) will be subject to section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), which section imposes additional taxes on the Participant unless the Participation Agreement is amended to comply with section 409A of the Code;

D.                                    The Participant’s Unvested Benefit equals ten percent (10%) of the Participant’s benefit under the Plan; and

E.                                      Haggar Clothing Co. and the Participant desire to amend the terms of the Participation Agreement to comply with section 409A of the Code with respect to the Participant’s Unvested Benefit.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Haggar Clothing Co. and the Participant hereby agree as follows:

1.                                       Addition of New Section 10.  A new Section 10 is hereby added, effective January 1, 2005, to the Participation Agreement to read as follows:

10.                                 In order to comply with the provisions of section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), this Section 10 will be effective on and after January 1, 2005 with respect to the 10% of the Participant’s benefit under the Plan that was not vested on January 1, 2005, notwithstanding anything to the contrary in the Plan or this Agreement.  This Section 10 shall have no effect on the 90% of the Participant’s benefit vested as of December 31, 2004 and the Plan as in effect on December 31, 2004 shall continue to govern that portion of the Participant’s benefit.  Moreover, that vested portion of the Participant’s benefit shall not be considered in calculating the Retirement Benefit or Pre-Retirement Death Benefit as such terms are used below.

(a)                                  Change of Control.  Effective January 1, 2005, the Participant (or the Participant’s surviving spouse) will no longer be entitled to the lump sum benefit described in Section 4.1(d) of the Plan and instead upon a Change of Control (as defined below) the Participant (or the Participant’s surviving spouse) will receive, as soon as administratively feasible following the Change of Control, a lump sum cash payment with an actuarial present value of the remaining vested portion of the Retirement Benefit or Pre-Retirement Death Benefit, as the case may be, reduced by 10%.  The Corporation’s actuaries shall provide the calculation of such lump sum amount based on the Actuarial Assumptions (as defined in the Plan).  On and after January 1, 2005, the Participant (or the Participant’s surviving spouse) will no longer be entitled to request the acceleration of the Retirement Benefit or Pre-Retirement Death Benefit into a lump sum payment.

Change of Control, with respect to the Participant’s benefit that is unvested as of January 1, 2005, shall mean (i) a merger or consolidation of the Corporation or Haggar Clothing Co. with or into another entity, or the exchange of securities (other than a merger or consolidation) by the holders of the voting securities of the Corporation or Haggar Clothing Co. and the holders of voting securities of any other entity, in which the shareholders of the Corporation or Haggar Clothing Co. immediately before the transaction do not own 50% or more of the combined voting power of the voting securities of the surviving entity or its parent immediately after the transaction; (ii) a dissolution of the Corporation or Haggar Clothing Co.; (iii) a transfer of all or substantially all of the assets of the Corporation, or Haggar Clothing Co., in one transaction or a series of transactions occurring within a twelve month period to a “Person” or “Group” (as defined below); (iv) a transaction or a series of transactions in which a Person or Group becomes the beneficial owner, directly or indirectly, of securities of the Corporation, or Haggar Clothing Co., representing more than 50% of the combined voting power of the Corporation’s or Haggar Clothing Co.’s then outstanding securities; or (v) a majority of the members of the Corporation’s Board is replaced during any twelve month period by directors whose appointment or election is not endorsed by a majority of the Corporation’s Board prior to the date of the appointment or election; provided, however, that a “Change of Control” shall not be deemed to have occurred if the ownership of 50% or more of the combined voting power of the surviving corporation, asset transferee, Corporation or Haggar Clothing Co. (as the case may be), after giving effect to the transaction or series of transactions, is directly or indirectly held by (A) a trustee or other fiduciary under an employee benefit plan maintained by the Corporation, Haggar Clothing Co., or any Subsidiary, (B) one or more of the “executive officers” of the Corporation that held such positions prior to the transaction or series of transactions, or any entity, Person or Group under their control, (C) one or more of the children of J.M. Haggar, Sr. or their lineal descendants, or any entity, Person or Group under their control, or (D) one or more members of the “senior management” of the Corporation or Haggar Clothing Co. as designated by the Chief Executive Officer from time to time, that held such positions prior to the transaction or series of transactions, or any entity, Person or Group under their control.  As used herein, “Person” and “Group” shall have the meanings set forth in Sections 13(d)(3) and/or 14(d)(2) of the Securities Exchange Act of 1934, as amended (“1934 Act”), and “executive officer” shall have the meaning set forth in Rule 3b-7 promulgated under the 1934 Act.  “Group” shall further be determined by the Plan Administrator to constitute “more than one person acting as a group” for purposes of section 409A of the Code and the guidance promulgated thereunder (the “Deferred Compensation Rules”).  The definition of Change of Control above shall be controlling with respect to the portion of  the Participant’s benefit that is unvested as of January 1, 2005 for all purposes under the Plan and the Trust under the Haggar Corp. Supplemental Executive Retirement Plan (the “Trust”).

(b)                                 Retirement Benefit.  The Participant’s vested Retirement Benefit that would otherwise be payable pursuant to Section 4.1(a) of the Plan shall not commence until the lapse of six months from the Participant’s termination of employment with Haggar Clothing Co. on which date the delayed annuity payments will be paid in full and future annuity payments will be paid in accordance with their schedule.  The Participant will not be entitled to any additional compensation for the time value of money with respect to this six month delay.

(c)                                  Trust Funding.  Notwithstanding any provision of the Trust to the contrary (including Section 1(f) of the Trust) the Corporation shall have no obligation to make any payments to the Trust with respect to amounts payable pursuant to Section 10(a) above to the Participant upon a Change of Control as defined above.

(d)                                 Section 409A of the Code.  This Section 10 is intended to bring distributions made with respect to the Participant’s benefit under the Plan that was not vested on January 1, 2005 into compliance with the Deferred Compensation Rules and the definition of Change of Control above is intended to constitute “a change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation” as such terms are used in the Deferred Compensation Rules.  Accordingly, this Section 10 and the definition of Change of Control herein shall be interpreted by the Plan Administrator, in its sole discretion exercised in good faith, in such a manner that distributions made under the Plan will comply with the requirements of the Deferred Compensation Rules.

2.                                       Effect.  Except as provided by this Second Amendment and the First Amendment, all of the provisions of the Participation Agreement are hereby affirmed, ratified and declared to be in full force and effect.

3.                                       Counterparts.  This Second Amendment may be executed in multiple counterparts, each of which shall be deemed an original and together shall constitute one and the same Second Amendment.

4.                                       Governing Law.  This Second Amendment shall be governed by and construed in accordance with the laws of the State of Texas without application of the conflict of laws principles thereof, except to the extent preempted by federal law, which shall govern to such extent.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of March 15, 2005.

HAGGAR CLOTHING CO., a Nevada corporation

By:	/s/ John W. Feray

Name:	John W. Feray

Title:	Chief Accounting Officer

PARTICIPANT

/s/ Frank D. Bracken
Frank D. Bracken